                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Spinnaker Industries, Inc. on Form S-3 of our report dated February 26, 1996 (relating to the financial statements of Central Products Company), appearing in the Annual Report on Form 10-K of Spinnaker Industries, Inc. for the three months ended December 31, 1995 and to the reference to us under the hearing "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Milwaukee, Wisconsin
February 6, 1997